                                                                [Execution Copy]


================================================================================









                                   Indenture



                                    Between



                        GROUP MAINTENANCE AMERICA CORP.



                                      and



                 STATE STREET BANK AND TRUST COMPANY, Trustee



                         Dated as of December 31, 1998









================================================================================

                        GROUP MAINTENANCE AMERICA CORP.

              Reconciliation and tie between Trust Indenture Act
             of 1939 and Indenture, dated as of December 31, 1998

          Trust Indenture                          Indenture
            Act Section                             Section
          ---------------                         -----------
       (S) 310(a)(1)...............                    6.07
              (a)(2)...............                    6.07
              (b)..................                    6.08
        (S) 312(c) ................                    7.01
        (S) 314(a).................                    7.03
              (a)(4)...............                   10.04(a)
              (c)(1)...............                    1.02
              (c)(2)...............                    1.02
              (e)..................                    1.02
       (S) 315(b)..................                    6.01
       (S) 316(a)(last sentence)...   1.01 ("Outstanding ")
              (a)(1)(A) ...........              5.02, 5.12
              (a)(1)(B)............                    5.13
              (b)..................                    5.08
              (c)..................                    1.04(d)
       (S) 317(a)(1)...............                    5.03
              (a)(2)...............                    5.04
              (b)..................                   10.03
       (S) 318(a)..................                    1.11

______________

     Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS*


                                                                            Page
                                                                            ----

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01    Definitions.................................................. 1
     Acquisition............................................................. 1
     Act..................................................................... 1
     Affiliate............................................................... 1
     Board of Directors...................................................... 1
     Board Resolution........................................................ 2
     Business Day............................................................ 2
     Capital Stock........................................................... 2
     Capitalized Lease Obligation............................................ 2
     Company................................................................. 2
     Company Request......................................................... 2
     Company Order........................................................... 2
     Corporate Trust Office.................................................. 2
     Credit Facility......................................................... 2
     Default................................................................. 3
     Defaulted Interest...................................................... 3
     Depository.............................................................. 3
     Event of Default........................................................ 3
     Exchange Act............................................................ 3
     Federal Bankruptcy Code................................................. 3
     GAAP.................................................................... 3
     Global Security......................................................... 3
     Holder.................................................................. 3
     Securityholder.......................................................... 3
     Interest Payment Date................................................... 3
     Issue Date.............................................................. 3
     Junior Indebtedness..................................................... 3
     Legal Holiday........................................................... 3
     Officers' Certificate................................................... 3
     Opinion of Counsel...................................................... 4
     Original Issue Discount Security........................................ 4
     Other Acquisition Debt.................................................. 4
     Other Qualified Debt.................................................... 4
     Outstanding............................................................. 4
     Pari Passu Debt......................................................... 5

-----------------
     *Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

     Paying Agent...........................................................  5
     Person.................................................................  5
     Predecessor Security...................................................  6
     Preferred Stock........................................................  6
     Redemption Date........................................................  6
     Redemption Price.......................................................  6
     Regular Record Date....................................................  6
     Responsible Officer....................................................  6
     SEC....................................................................  6
     Securities.............................................................  6
     Securities Act.........................................................  6
     Security Register......................................................  6
     Security Registrar.....................................................  6
     Senior Indebtedness....................................................  7
     Special Record Date....................................................  7
     Stated Maturity........................................................  7
     Stock Purchase Agreement...............................................  8
     Subsidiary.............................................................  8
     Trust Indenture Act....................................................  8
     TIA....................................................................  8
     Trustee................................................................  8
     U.S. Government Obligations............................................  8
     Vice President.........................................................  8
SECTION 1.02    Other Definitions...........................................  8
SECTION 1.03    Incorporation by Reference of Trust Indenture Act...........  9
SECTION 1.04    Rules of Construction.......................................  9
SECTION 1.05    Compliance Certificates and Opinions........................ 10
SECTION 1.06    Form of Documents Delivered to Trustee...................... 11
SECTION 1.07    Acts of Holders; Record Dates............................... 11
SECTION 1.08    Notices, Etc., to Trustee, the Company...................... 12
SECTION 1.09    Notice to Holders; Waiver................................... 13
SECTION 1.10    Effect of Headings and Table of Contents.................... 14
SECTION 1.11    Successors and Assigns...................................... 14
SECTION 1.12    Separability Clause......................................... 14
SECTION 1.13    Benefits of Indenture....................................... 14
SECTION 1.14    Governing Law; Trust Indenture Act.......................... 14
SECTION 1.15    Legal Holidays.............................................. 14
SECTION 1.16    Interest Limitation......................................... 15

                                  ARTICLE TWO

                                SECURITY FORMS

SECTION 2.01    Forms Generally............................................. 15
SECTION 2.02    Form of Legend for Global Securities........................ 16

                                 ARTICLE THREE

                                THE SECURITIES

SECTION 3.01  Amount Unlimited; Issuable in Series..................   16
SECTION 3.02  Denominations.........................................   19
SECTION 3.03  Execution, Authentication, Delivery and Dating........   19
SECTION 3.04  Temporary Securities..................................   20
SECTION 3.05  Limited Registration, Limited Registration of Transfer
               and Exchange.........................................   20
SECTION 3.06  Mutilated, Destroyed Lost and Stolen Securities.......   22
SECTION 3.07  Payment of Interest; Interest Rights Preserved........   23
SECTION 3.08  Persons Deemed Owners.................................   24
SECTION 3.09  Cancellation..........................................   24
SECTION 3.10  Computation of Interest...............................   25
SECTION 3.11  CUSIP Numbers.........................................   25

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 4.01  Satisfaction and Discharge of Indenture...............   25
SECTION 4.02  Application of Trust Money............................   26

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 5.01  Events of Default.....................................   26
SECTION 5.02  Acceleration of Maturity; Rescission and Annulment....   28
SECTION 5.03  Collection of Indebtedness and Suits for Enforcement
               by Trustee...........................................   29
SECTION 5.04  Trustee May File Proofs of Claim......................   29
SECTION 5.05  Trustee May Enforce Claims Without Possession of
               Securities...........................................   30
SECTION 5.06  Application of Money Collected........................   30
SECTION 5.07  Limitation on Suits...................................   31
SECTION 5.08  Unconditional Right of Holders to Receive Principal,
               Premium and Interest.................................   32
SECTION 5.09  Restoration of Rights and Remedies....................   32
SECTION 5.10  Rights and Remedies Cumulative........................   32
SECTION 5.11  Delay or Omission Not Waiver..........................   32
SECTION 5.12  Control by Holders....................................   33
SECTION 5.13  Waiver of Past Defaults...............................   33
SECTION 5.14  Waiver of Stay or Extension Laws......................   34
SECTION 5.15  Undertaking for Costs.................................   34

                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 6.01  Notice of Defaults....................................   34
SECTION 6.02  Certain Rights of Trustee.............................   34
SECTION 6.03  Trustee Not Responsible for Recitals or Issuance of
               Securities...........................................   36
SECTION 6.04  May Hold Securities...................................   36
SECTION 6.05  Money Held in Trust...................................   36
SECTION 6.06  Compensation and Reimbursement........................   36
SECTION 6.07  Corporate Trustee Required; Eligibility...............   37
SECTION 6.08  Resignation and Removal; Appointment of Successor.....   37
SECTION 6.09  Acceptance of Appointment by Successor................   39
SECTION 6.10  Merger, Conversion, Consolidation or Succession to
               Business.............................................   39
SECTION 6.11  Certain Duties and Responsibilities...................   39

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01  Disclosure of Names and Addresses of Holders..........   41
SECTION 7.02  Reports by Trustee....................................   41
SECTION 7.03  Reports by Company....................................   41

                                 ARTICLE EIGHT

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

SECTION 8.01  The Company May Consolidate, Etc., Only on Certain
               Terms................................................   42
SECTION 8.02  Successor Substituted.................................   42

                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

SECTION 9.01  Supplemental Indentures Without Consent of Holders....   43
SECTION 9.02  Supplemental Indentures with Consent of Holders.......   44
SECTION 9.03  Execution of Supplemental Indentures..................   45
SECTION 9.04  Effect of Supplemental Indentures.....................   45
SECTION 9.05  Conformity with Trust Indenture Act...................   45
SECTION 9.06  Reference in Securities to Supplemental Indentures....   45

                                  ARTICLE TEN

                                   COVENANTS

SECTION 10.01  Payment of Principal, Premium, if Any, and Interest..   46
SECTION 10.02  Maintenance of Office or Agency......................   46
SECTION 10.03  Money for Security Payments to Be Held in Trust......   46
SECTION 10.04  Statement by Officers as to Default..................   48
SECTION 10.05  Waiver of Certain Covenants..........................   48

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 11.01  Right of Redemption..................................   48
SECTION 11.02  Applicability of Article.............................   48
SECTION 11.03  Election to Redeem; Notice to Trustee................   49
SECTION 11.04  Selection by Trustee of Securities to Be Redeemed....   49
SECTION 11.05  Notice of Redemption.................................   49
SECTION 11.06  Deposit of Redemption Price..........................   50
SECTION 11.07  Securities Payable on Redemption Date................   50
SECTION 11.08  Securities Redeemed in Part..........................   51

                                ARTICLE TWELVE

                      DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.01  The Company's Option to Effect Defeasance or Covenant
                Defeasance..........................................   51
SECTION 12.02  Legal Defeasance and Discharge.......................   51
SECTION 12.03  Covenant Defeasance..................................   52
SECTION 12.04  Conditions to Legal Defeasance or Covenant Defeasance   52
SECTION 12.05  Deposited Money and U.S. Government Obligations to
                Be Held in Trust; Other Miscellaneous Provisions....   53
SECTION 12.06  Reinstatement........................................   54

                                ARTICLE THIRTEEN

                                 SUBORDINATION

SECTION 13.01  Agreement of Subordination...........................   54
SECTION 13.02  Terms of Subordination...............................   55
SECTION 13.03  No Waiver or Amendment of Subordination Provision....   59
SECTION 13.04  Payments to Holders..................................   59
SECTION 13.05  Authorization of Holders to Trustee to Effect
                Subordination.......................................   59
SECTION 13.06  All Provisions of the Indenture Qualified by
                Article XIII........................................   59
SECTION 13.07  Limitation on Remedies of Holders....................   59

SECTION 13.08  Further Assurances...................................   60
SECTION 13.09  Trustee Not Fiduciary for Holders of Senior
                Indebtedness........................................   60
SECTION 13.10  Rights of Trustee as Holder of Senior Indebtedness;
                Preservation of Trustee's Rights....................   60
SECTION 13.11  Article Applicable to Paying Agents..................   60

                                ARTICLE FOURTEEN

                           IMMUNITY OF INCORPORATORS,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 14.01  Liability Solely Corporate...........................   60

                                   EXHIBITS

EXHIBIT A  Form of Securities, Trustee's Certificate of Authentication

        INDENTURE, dated as of December 31, 1998 between GROUP MAINTENANCE AMERICA CORP., a corporation duly organized and existing under the laws of the State of Texas (herein called "the Company"), and STATE STREET BANK AND TRUST COMPANY, a national banking association duly organized and existing under the laws of the United States, Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the " Securities "), to be issued in one or more series as provided in this Indenture.

        All things necessary have been done to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01  Definitions.

        "Acquisition" means the direct or indirect acquisition of a business or businesses, properties or securities in the transaction pursuant to which the Securities of a series are issued.

        "Act," when used with respect to any Holder, has the meaning specified in Section 1.07.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Board of Directors" means the Board of Directors of the Company, or any committee thereof duly authorized to act on behalf of any such Board, as applicable.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligation" means any obligation of the Company, as lessee or guarantor, to pay rent under a lease of real or personal property, which obligation, in the judgment of the independent public accountants employed by the Company, is required to be capitalized on the balance sheet of the lessee or guarantor in accordance with generally accepted accounting principles.

        "Company" means the corporation named as the "Company" in the first paragraph of this Indenture until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, a Vice Chairman, its President, or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 225 Franklin Street, Boston, Massachusetts 02110, Attention:
Corporate Trust Administration, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

        "Credit Facility" means the Second Amended and Restated Credit Agreement dated as of October 15, 1998 executed by the Company, the Subsidiaries of the Company listed as guarantors therein, Chase Bank of Texas, National Association and the various other banks named therein and related documents, including, without limitation, any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including, without limitation, any amendment and restatement thereof), modified, renewed, refunded, replaced or refinanced from time to time, including, without limitation, any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such Second Amended and Restated Credit Agreement, any successor or replacement agreement or any other Credit Facility and whether by the same or any other agents, lender or group of lenders.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 3.09.

     "Depository" means The Depository Trust Company, its nominees and their respective successors.

     "Dollars" or "$" means United States Dollars.

     "Event of Default" has the meaning specified in Section 5.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Federal Bankruptcy Code" means the Bankruptcy Act or Title 11 of the United States Code, as amended from time to time.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date as consistently applied.

     "Global Security" means a Security bearing the legend specified in Section
2.02 evidencing all or part of a series of Securities, issued to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.

     "Holder" or " Securityholder" means the Person in whose name a Security is registered in the Security Registrar.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

     "Issue Date" means the date on which the Securities of any series are originally issued.

     "Junior Indebtedness" means indebtedness of the Company heretofore or hereafter created that, by the terms of the instrument by which such indebtedness is created or evidenced, ranks junior and subordinate in right of payment to Securities of any series.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the States of New York and Massachusetts are authorized or required by law to close.

     "Officers' Certificate" means a certificate signed by the Chairman, a Vice Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an

Assistant Secretary of the Company, and delivered to the Trustee. Any one individual holding the requisite titles may sign and deliver an Officers' Certificate without cosignature of another individual with a requisite title.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

     "Other Acquisition Debt" means (a) the notes issued pursuant to the Stock Purchase Agreement, (b) indebtedness that (i) consists of the deferred purchase price of capital stock purchased by the Company or the deferred purchase price of all or substantially all of the assets of any person purchased by the Company, and (ii) is issued to the person that sold such capital stock or all or substantially all of the assets of such person, as the case may be, to the Company, and (c) indebtedness of the person the stock of which or assets of which, as the case may be, are so purchased that is not paid within five (5) Business Days after such purchase and liability for which is assumed by the Company in connection with such purchase; provided that in no event will any indebtedness incurred under a Credit Facility or Other Qualified Debt be considered to be Other Acquisition Debt.

     "Other Qualified Debt" means all principal of, premium, if any, and interest on indebtedness evidenced by notes, bonds, debentures and similar instruments (whether characterized as subordinated, senior subordinated, senior or otherwise) issued from time to time by the Company (i) to insurance companies, pension funds, mutual funds or other institutional lenders or institutional investors, whether in a public offering or through a private placement or otherwise, or (ii) in a public offering registered under the Securities Act. The notes issued pursuant to the Stock Purchase Agreement shall not constitute other Qualified Debt.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

               (iii) Securities, except to the extent provided in Sections 12.02 and 12.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

               (iv) Securities which have been paid pursuant to Section 3.08 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Sections 316 and 315(d), (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof pursuant to Section 5.02, (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated in Section 3.01 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company (except as required by TIA Sections 316 and 315(d)) or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

     "Pari Passu Debt" means any indebtedness of the Company heretofore or hereafter created that, by the terms of the instrument by which such indebtedness is created or evidenced, ranks pari passu in right of payment with Securities of a series and is entitled to like rights of subrogation.

     "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any,
on) or interest on any one or more series of Securities on behalf of the Company.

     "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.08 in exchange for or in lieu of a mutilated, lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Redemption Date," when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

     "Responsible Officer," when used with respect to the Trustee, means any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at anytime there is more than one Person acting as Trustee under this Indenture, "Securities" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture; exclusive, however, of Securities of any series as to which such Person is not Trustee.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

     "Senior Indebtedness" means the following, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, (a) the principal of, premium, if any, and interest on (i) indebtedness (other than Securities of a series) of the Company for money borrowed (including, without limitation, any indebtedness incurred by the Company under any Credit Facility and any Other Qualified Debt), (ii) indebtedness of the Company evidenced by bonds, notes, debentures or similar instruments (other than Securities of a series and Other Acquisition Debt), (iii) Capitalized Lease Obligations and all obligations of the Company under any operating lease or other lease, (iv) every obligation under interest swap, hedge, exchange or similar agreements or foreign currency swap, hedge, exchange or similar agreements of the Company; (v) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company or any of its Subsidiaries, and (vi) indebtedness and obligations of others of the kinds described in the preceding clauses (i), (ii), (iii) , (iv) and (v), assumed or guaranteed by the Company or in effect guaranteed by the Company through an agreement to purchase or otherwise; unless in each case referred to in clauses (i), (ii), (iii), (iv), (v) and (vi) above, by the terms of the instrument creating or evidencing the indebtedness or obligation it is expressly provided that such indebtedness is Pari Passu Debt or Junior Indebtedness under Securities of any series; (b) any other indebtedness, liability or obligation, contingent or otherwise, other than Securities of a series and Other Acquisition Debt, of the Company (any such indebtedness, liability or obligation being hereinafter in this definition referred to as an "Obligation"), and any guaranty, endorsement or other contingent obligation in respect of any Obligation of another, which is created, assumed or incurred by the Company after the date of Securities of any series and which, when created, assumed or incurred, is specifically designated by the Company as Senior Indebtedness for the purposes hereof in the instrument creating or evidencing an Obligation or the Company's liability with respect to the Obligations of another; and (c) any increases, refundings, renewals, rearrangements or extensions of and amendments, modifications and supplements to any indebtedness, liability or obligation described in clauses (a) or (b) above. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) indebtedness evidenced by Securities of that series, (b) amounts owed by the Company to employees for compensation of such employees, (c) any liability for federal, state, local or other taxes owed or owing by the Company, and (d) Other Acquisition Debt; provided that "Senior Indebtedness" shall include the principal of, premium, if any, and interest on indebtedness incurred under any Credit Facility and the principal of, premium, if any, and interest on Other Qualified Debt.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.09.

     "Stated Maturity" means, with respect to any Security, the date specified in such Security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred). "Stated Maturity" means, with respect to any installment of interest on the Securities, the date specified in the Securities as the fixed date on which such installment of interest is due and payable.

     "Stock Purchase Agreement" means the Stock Purchase Agreement dated November 3, 1998 among the Company, GroupMAC Holding Corp., a Delaware corporation, Trinity Contractors, Inc., a Delaware corporation ("Trinity"), and the holders of the outstanding capital stock of Trinity.

     "Subsidiary" means, in respect of any Person, any corporation, association, limited liability company, limited or general partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee; provided, however, that if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

     "U. S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U. S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

SECTION 1.02  Other Definitions.

Term                              Defined in Section

Bankruptcy Law                           5.01
Covenant Defeasance                     12.03
Custodian                                5.01

Defaulted Interest                       3.09
Indenture Obligations                   12.01
Legal Defeasance                        12.02
Notice                                   1.08
Successor Company                        8.01

SECTION 1.03  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

     "indenture securities" means the Securities;

     "indenture security holder" means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the indenture securities means the Company or any other obligor on the Securities.

     All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the SEC and not otherwise defined herein shall have the meanings assigned to them therein.

SECTION 1.04  Rules of Construction.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (c) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth above;

          (d) the words "herein," "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture;

          (e) "or" is not exclusive;

          (f) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America;

          (g) provisions apply to successive events and transactions; and

          (h) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

SECTION 1.05   Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, with respect to any application or request to make an optional redemption or prepayment of the Securities and, upon the request of the Trustee with respect to any other application or request, furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.06  Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.07  Acts of Holders; Record Dates.

     (a) Any request, demand, authorization, direction, declaration, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed or approved by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary public or other such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The principal amount and serial numbers of Securities held by any Person and the date of holding the same, shall be proved by the Security Register.

     (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, declaration, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, declaration, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, declaration, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     (f) To the extent permitted by law, in the event the Securities are held in global form with the Depository acts, taken by the Holders and delivered electronically pursuant to the regular and customary practices of the Depository shall be deemed to satisfy the requirement for writings hereunder provided the Trustee is satisfied with the mechanics of such electronic act.

SECTION 1.08  Notices, Etc., to Trustee, the Company.

     Any request, demand, authorization, direction, declaration, notice, consent, waiver or Act of Holders or other document provided by or pertaining to this Indenture (herein collectively called "Notice") to be made upon, given or furnished to, or filed with,

               (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or at any other address previously furnished in writing to the Holders and the Company by the Trustee, or

               (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to or with the Company addressed to it at the address of the Company's principal office,
     Attention: Chief Financial Officer, which shall initially be Group Maintenance America Corp., 8 Greenway Plaza, Suite 1500, Houston, Texas 77046.

          Any Notice to be given hereunder by any party to another shall be in writing and delivered in person or by courier service requiring acknowledgment of delivery, mailed by first class mail, postage prepaid, or telecopied to the addressee (including telecopier number, if applicable) set forth herein. Notice given by personal delivery or courier service shall be effective upon actual receipt. Notice given by mail shall be effective five days after deposit with the United States postage service. Notice given by telecopier shall be confirmed by appropriate answer-back and shall be effective upon actual receipt if received during the recipient's normal business hours or at the beginning of the recipient's next Business Day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by mail or personal delivery. A party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address. The initial telecopier number for the Trustee is (__) ___-____; the initial telecopier number for the Company is (713) 626-4766.

SECTION 1.09   Notice to Holders; Waiver.

     Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.10  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.11  Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.12   Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, to the extent permitted by law, shall not in any way be affected or impaired thereby.

SECTION 1.13  Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their respective successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.14  Governing Law; Trust Indenture Act.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 1.15   Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity.

SECTION 1.16  Interest Limitation.

     It is the intention of the Company to conform strictly to all applicable usury laws and any subsequent revisions, repeals or judicial interpretations thereof. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law then, in that event, notwithstanding anything to the contrary in the Securities or this Indenture, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law with respect to a Security shall under no circumstance exceed the maximum amount allowed by applicable law, and any excess shall be credited to the principal amount of such Security (or, if the principal amount of such Security shall have been paid in full, refunded to the Company), to the extent permitted by applicable law; and (ii) in the event that the maturity of any Security is accelerated or in the event of any redemption of such Security, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by applicable law, and any excess shall be credited to the principal amount of such Security (or, if the principal amount of such Security shall be paid in full, refunded to the Company), to the extent permitted by applicable law. All calculations made to compute the rate of interest with respect to a Security for the purpose of determining whether such rate exceeds the maximum amount allowed by applicable law shall be made, to the extent permitted by such applicable law, by allocating and spreading during the period of the full stated term of such Security all interest any time contracted for, taken, reserved, charged or received by such Holder or by the Trustee on behalf of any such Holder in connection therewith so that the amount or rate of interest charged for any and all periods of time during the term of the Security does not exceed the maximum amount or rate of interest allowed to be charged by law during the relevant period of time. Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in this Indenture or any Security to "applicable law" when used in the context of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

     The right to accelerate maturity of any Security does not include the right to accelerate any interest which has not otherwise accrued to the date of such acceleration, provided however, that the foregoing shall not prohibit the continuing accrual after acceleration of interest in accordance with the terms of the Indenture and such Security.

                                  ARTICLE TWO

                                 SECURITY FORMS

SECTION 2.01  Forms Generally.

     The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or any applicable rule or regulation promulgated thereunder, with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

     The definitive Securities shall be typed, printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

     The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A are deemed to be in substantially the form of this Article and shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02  Form of Legend for Global Securities.

     Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

          "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee of the Depository to a successor Depository or a nominee of such successor Depository) may be registered except in such limited circumstances."

                                 ARTICLE THREE

                                 THE SECURITIES

SECTION 3.01  Amount Unlimited, Issuable in Series.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

          (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

          (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

          (4) the date or dates on which the principal of and any premium on the Securities of the series is payable;

          (5) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

          (6) the place or places where the principal of and any premium and interest on Securities of the series shall be payable;

          (7) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

          (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

          (9) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of "Outstanding" in
     Section 1.01;

          (10) if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, including, but not limited to an index based on a currency or currencies other than that in which the Securities of that series are payable, or any other type of index, the manner in which such amounts shall be determined;

          (11) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

          (12) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section
     5.02 or provable in bankruptcy pursuant to Section 5.04 or the method by which such portion shall be determined;

          (13) any trustees, paying agents, transfer agents or registrars with respect to Securities of such series;

          (14) whether the Securities of the series shall be issued upon original issuance in whole or in part in the form of one or more Global Securities and, in such case, (a) the Depository with respect to such Global Security or Securities, which Depository at the time of designation and at all times while it serves as Depository shall be a clearing agency registered under the Exchange Act; and (b) the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depository or its nominee, if other than as set forth in Section 3.05;

          (15) the obligation, if any, of the Company to permit the conversion or exchange of Securities of such series into other securities (whether or not issued by, or the obligation of, the Company), and the terms and conditions upon which such conversion or exchange shall be effected (including without limitation, the initial conversion or exchange price or rate, the conversion or exchange period and any other provisions in addition to or in lieu of those set forth in this Indenture relative to such obligation); and

          (16) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by
     Section 9.01(5)).

     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

SECTION 3.02  Denominations.

     The Securities of each series shall be issuable only in fully registered form without coupons and in such denominations as shall be specified as contemplated by Section 3.01. In the absence of such specifications, the Securities of such series shall be issuable only in denominations at final maturity of $1,000 and any integral multiple thereof.

SECTION 3.03  Execution, Authentication, Delivery and Dating.

     The Securities of each series shall be executed on behalf of the Company by its Chairman, a Vice Chairman, its President or a Vice President. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee or an authenticating agent in accordance with such Company Order shall authenticate and deliver such Securities. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 3.03 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

SECTION 3.04  Temporary Securities.

     Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are typed, printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 3.05  Limited Registration, Limited Registration of Transfer and
             Exchange.

     Securities of any series may not be transferred except upon the written consent of the Company or to the spouse or lineal decendants of the Holders of a Security upon the death of such Holder. Subject to the foregoing, the Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of each series of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations of a like aggregate principal amount.

     Furthermore, any Holder of the U.S. Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

     At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer, exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.03, 3.04, 9.06, 10.05, 10.11 or 11.08 not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange a Security of any series during a period beginning at the opening of business 15 days before the selection of Securities of that series to be redeemed under Section 11.04 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any Global Security shall be exchangeable pursuant to this Section 3.05 for Securities registered in the names of, and a transfer of a Global Security of any series may be registered to, any Person other than the Depository for such Security or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities of such series. Upon the occurrence in respect of any Global Security of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 3.01 for such series, such Global Security may be exchanged for Securities registered in the names of, and the transfer of such Global Security may be registered to, such Persons (including Persons other than the Depository with respect to such series and its nominees) as such Depository shall direct. Notwithstanding any other provision of this Indenture, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security shall also be a Global Security and bear the legend specified in
Section 2.02 except for any Security authenticated and delivered in exchange for, or upon registration of transfer of, a Global Security pursuant to the preceding sentence.

SECTION 3.06  Mutilated, Destroyed, Lost and Stolen Securities.

     If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07  Payment of Interest; Interest Rights Preserved.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02; provided, however, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears in the Security Register or (ii) transfer to an account maintained by the payee located in the United States.

     Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest ("Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.09, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08   Persons Deemed Owners.

     Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 3.09) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09   Cancellation.

     All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund shall be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that canceled Securities be returned to it.

SECTION 3.10  Computation of Interest.

     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11  CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 4.01  Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to any series of Securities when

          (a) either

               (1) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.08 and (ii) Securities of such series for whose payment in Dollars has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

               (2) all such Securities of such series not theretofore delivered to the Trustee for cancellation

               (i) have become due and payable, or

               (ii) will become due and payable at their Stated Maturity, or

               (iii) are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on Securities of such series not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.06 and, if Dollars shall have been deposited with the Trustee pursuant to subclause (ii) of clause
(1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02   Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 10.03, all Dollars deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities of the relevant series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                 ARTICLE FIVE

                                   REMEDIES

SECTION 5.01   Events of Default.

     "Event of Default," wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) which shall have occurred and is continuing:

    (1) The Company shall default in the payment of any interest on any Security of that series when the same becomes due and payable, and such default continues for a period of 30 days;

    (2) The Company defaults in the payment of the principal of, or premium, if any, any Security of that series when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise;

    (3) The Company fails to comply with any of its agreements in the Securities of that series or this Indenture (other than those referred to in (1) or (2) above) and such failure continues for 60 days after the occurrence of such failure;

    (4) The Company pursuant to or within the meaning of any Bankruptcy Law:

        (A) commences a voluntary case;

        (B) consents to the entry of an order for relief against it in an involuntary case;

        (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

        (D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

    (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

        (A) is for relief against the Company in an involuntary case;

        (B) appoints a Custodian of the Company or for any substantial part of its property; or

        (C) orders the winding up or liquidation of the Company;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

    (6) any other Event of Default provided with respect to Securities of that series.

    The term "Bankruptcy Law" means the Federal Bankruptcy Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 5.02  Acceleration of Maturity; Rescission and Annulment.

    If an Event of Default (other than an Event of Default specified in Section 5.01(4)or 5.01(5)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then, subject to compliance with Section 13.07, and in every such case the Trustee or the Holders of not less than 25% in principal amount at final maturity of the Outstanding Securities of that series may, and the Trustee upon the request of the Holders of not less than 25% in principal amount at final maturity of the Outstanding Securities shall, declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such amount described (or specified portion thereof) shall become immediately due and payable. Even if an Event of Default specified in Section 5.01(4) or 5.01(5) occurs and is continuing, compliance with Section 13.07 must occur before all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    At any time after a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount at final maturity of the Outstanding Securities of that series (or of all series, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

    (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

        (A) all overdue interest on all Securities of that series (or of all series, as the case may be),

        (B) all unpaid principal of (and premium, if any, on) any Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate prescribed therefor in the Securities,

        (C) to the extent that payment of such interest is legally enforceable, interest on overdue interest at the rate prescribed therefor in such Securities, and

        (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

    (2) all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of principal of (or premium, if any, on) or interest on Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

SECTION 5.03  Collection of Indebtedness and Suits for Enforcement by Trustee.

    The Company covenants that if

        (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

        (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate prescribed therefor in the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

    If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04  Trustee May File Proofs of Claim.

    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

              (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

              (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

    Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.05  Trustee May Enforce Claims Without Possession of Securities.

    All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06  Application of Money Collected.

    Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

    FIRST: To the payment of all amounts due the Trustee under Section 6.06;

    SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on,) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

         THIRD: The balance, if any, to the Person or Persons entitled thereto; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

SECTION 5.07  Limitation on Suits.

    No Holder of any Securities of any series shall have any fight to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

        (1) such Holder has previously complied with Section 13.07 and has previously given written notice to the Trustee of a continuing Event of Default;

        (2) the Holders of not less than 25% in principal amount at final maturity of the Outstanding Securities of that series in the case of any Event of Default described in clause (1), (2) or (6) of Section 5.01, or the Holders of not less than 25% in principal amount of all Outstanding Securities in the case of any Event of Default described in clause (3), (4) or (5) of Section 5.01, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

        (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

        (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

        (5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority or more in principal amount at final maturity of the Outstanding Securities of that series in the case of any Event of Default described in clause (1), (2) or (6) of Section 5.01, or, in the case of any Event of Default described in clause (3), (4) or (5) Section 5.01, by the Holders of not less than a majority in principal amount of all Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series, in the case of any Event of Default described in clause (1), (2) or (6) of Section 5.01, or of Holders of all Securities in the case of any Event of Default described in clause (3), (4) or (5) of Section 5.01, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of the same series, in the case of any Event of Default described in clause (1),
(2) or (6) of Section 5.01, or of Holders of all Securities in the case of any Event of Default described in clause (3), (4) or (5) of Section 5.01.

SECTION 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest.

    Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Security of the principal of (and premium, if any, on) and (subject to Section 3.09) interest on, such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09  Restoration of Rights and Remedies.

    If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10  Rights and Remedies Cumulative.

    Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11  Delay or Omission Not Waiver.

    No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12  Control by Holders.

    With respect to the Securities of any series, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, related to or arising under clause (1), (2) or (6) of Section 5.01, and, with respect to all Securities, the Holders of not less than a majority in principal amount of all Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercised any trust or power conferred on the Trustee, not related to or arising under clause (1), (2) or (6) of Section 5.01, provided that in each case

        (1) such direction shall not be in conflict with any rule of law or with this Indenture,

        (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

        (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not joining in such direction.

SECTION 5.13  Waiver of Past Defaults.

    Subject to Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities of such series waive any past default described in clause
(1), (2) or (6) of Section 5.01 (or, in the case of a default described in clause (3), (4) or (5) of Section 5.01, the Holders of not less than a majority in principal amount of all Outstanding Securities may waive any such past default), and its consequences, except a default

        (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, or

        (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

    Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 5.14  Waiver of Stay or Extension Laws.

    The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all as any portion of the principal, premium, if any, or interest on the Securities, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15  Undertaking for Costs.

    All parties to this Indenture agree, and each Holder of any Security by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but neither the provisions of this Section nor the Trust Indenture Act shall be deemed to require any court to require an undertaking or to make such an assessment in any suit instituted by the Company.

                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 6.01  Notice of Defaults.

    Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c) notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on a Security of any series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 6.02  Certain Rights of Trustee.

    Subject to the provisions of TIA Sections 315(a) through 315(d) which are incorporated herein by reference:

        (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

        (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

        (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable fees of Trustee's counsel), and liabilities which might be incurred by it in compliance with such request or direction;

        (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

        (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

        (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

    The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 6.03  Trustee Not Responsible for Recitals or Issuance of Securities.

    The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification of Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.04  May Hold Securities.

    The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 3 10(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 6.05  Money Held in Trust.

    Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 6.06  Compensation and Reimbursement.

    The Company agrees:

        (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

        (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

    As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on the Securities.

SECTION 6.07  Corporate Trustee Required; Eligibility.

    There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.08  Resignation and Removal; Appointment of Successor.

        (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.09.

        (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.09 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

        (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

        (d) If at any time:

            (1) the Trustee shall fail to comply with the provisions of TIA
    Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of the applicable series for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 6.07 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of the applicable series for at least six months, or

            (3) the Trustee shall become incapable of acting with respect to any series of Securities or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to any one or more of such series of Securities, or
    (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security of that series for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees with respect to Securities of that series.

        (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, with respect to the Outstanding Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to Securities of that series and supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities for such series.

        (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities of any affected series in the manner provided for in Section 1.09. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.09  Acceptance of Appointment by Successor.

    Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.10  Merger, Conversion, Consolidation or Succession to Business.

    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.11  Certain Duties and Responsibilities.

        (a) Except during the continuance of an Event of Default with respect to any series of Securities,

            (1) the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the Securities of that series shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, with respect to the Securities of that series, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

        (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Securities of that series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

            (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders, given as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

            (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01  Disclosure of Names and Addresses of Holders.

    Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities of such series, and the Trustee shall comply with Trust Indenture Act
Section 312(b).

    Every Holder of Securities of any series, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

SECTION 7.02  Reports by Trustee.

    Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a report dated as of such May 15 if required by TIA Section 313(a). A copy of each such required report shall, at the time of transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which Securities of any series are listed.

SECTION 7.03  Reports by Company.

    The Company shall:

            (1) file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; and

            (2) file with the Trustee and send to the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

    The Company will promptly notify the Trustee when the Securities of any series are listed on any stock exchange.

                                 ARTICLE EIGHT

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

SECTION 8.01  The Company May Consolidate, Etc., Only on Certain Terms.

    The Company shall not consolidate with or merge with or into any other corporation or sell, convey, transfer or lease its properties and assets, in one transaction or a series of transactions, substantially as an entirety to any Person or group of affiliated Persons if such transaction or series or transactions would result in a sale, conveyance, transfer, or lease substantially as an entirety of the properties and assets of the Company and its consolidated subsidiaries to any Person or any group of affiliated Persons, unless:

                (i) the resulting, surviving or transferee Person or Persons (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and the Indenture;

                (ii) immediately after giving effect to such transaction on a pro forma basis, no Default shall have occurred and be continuing; and

                (iii) the Company shall have delivered to the Trustee an officers' certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

SECTION 8.02  Successor Substituted.

    (a) Upon any consolidation of the Company with or merger of the Company with or into any other Person or any sale conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the

Person named as "the Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in
Section 8.01), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

SECTION 9.01  Supplemental Indentures Without Consent of Holders.

    Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form and substance satisfactory to the Trustee, for any of the following purposes:

        (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

        (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

        (3) to add any additional Events of Default with respect to all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); or

        (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.09;

        (5) to add to, change or eliminate any of the provisions of this Indenture with respect to one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or
    (ii) shall become effective with respect to any such series only when there is no Security of such series outstanding; or

        (6) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders.

SECTION 9.02  Supplemental Indentures with Consent of Holders.

    With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

        (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
    Date), or

        (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

        (3) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and elsewhere, or the deletion of this proviso, in accordance with the requirements of Section 6.09 and 9.01(4), or

        (4)  affect the ranking of the Securities in any way, or

        (5) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture; or

        (6) amend or modify any of the provisions of Article Thirteen in any manner adverse to the Holders.

    It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof

SECTION 9.03  Execution of Supplemental Indentures.

    In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.11) shall be fully protected in relying upon, an Opinion of Counsel or an Officers' Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04  Effect of Supplemental Indentures.

    Upon the execution of any supplemental indenture under this Article, this Indenture and the Securities shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05  Conformity with Trust Indenture Act.

    Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06  Reference in Securities to Supplemental Indentures.

    Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of a series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                                  ARTICLE TEN

                                   COVENANTS

SECTION 10.01  Payment of Principal, Premium, if Any, and Interest.

    The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 10.02  Maintenance of Office or Agency.

    The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The corporate trust office of the
Trustee at c/o        shall be such office or agency of the Company, unless the
Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

    The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 10.03  Money for Security Payments to Be Held in Trust.

    If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

    Whenever the Company shall have one or more Paying Agents for the Securities, it will, on each due date of the principal of (and premium, if any, on), or interest on, any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

    The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest; and

            (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

    The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04  Statement by Officers as to Default.

    The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief Officers' Certificate as to such officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture.

SECTION 10.05  Waiver of Certain Covenants.

    The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 10.02 if before the time for such compliance the Holders of more than 50% in principal amount of the Outstanding Securities shall, by Act of such Holders, waive such compliance in such instance with such term, provision or condition. In the event that there shall be included in this Indenture any covenant, other than a covenant to pay principal, premium (if any) and interest, solely for the benefit of one or more, but less than all, series of Securities, then, unless otherwise expressly provided with respect to such covenant, the Company may similarly omit in any particular instance to comply with any term, provision or condition of such covenant if before the time for such compliance the holders of more than 50% in principal amount of all Outstanding Securities entitled to the benefit of such covenant, by Act of such Holders, waive such compliance in such instance with such term, provision, or condition. No such waiver contemplated by this Section 10.05 shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                ARTICLE ELEVEN

                           REDEMPTION OF SECURITIES

SECTION 11.01  Right of Redemption.

    The Securities of any series may be redeemed, at the election of the Company, as a whole or from time to time in part, as provided in such Securities or as specified as contemplated in Section 3.01.

SECTION 11.02  Applicability of Article.

    Redemption of Securities of any series at the election of the Company or otherwise, as permitted or required by any provision of this Indenture (except as may be specified otherwise as contemplated by Section 3.01 for Securities of any series), shall be made in accordance with such provision and this Article.

SECTION 11.03  Election to Redeem; Notice to Trustee.

    The election of the Company to redeem any Securities pursuant to Section
11.01 shall be evidenced by a Board Resolution. In case of any redemption pursuant to Section 11.01, the Company shall, at least 45, but no more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.04.

SECTION 11.04  Selection by Trustee of Securities to Be Redeemed.

    If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

    The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

    For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

    If the Company shall so direct, Securities registered in the name of the Company or any Affiliates shall not be included in the Securities selected for redemption.

SECTION 11.05  Notice of Redemption.

    Notice of redemption shall be given in the manner provided for in Section
1.09 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

    All notices of redemption shall state:

            (1) the Redemption Date,

            (2) the Redemption Price,

            (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

            (4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in
    Section 11. 07) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that (unless the Company shall default in payment of the redemption price) interest thereon will cease to accrue on and after said date,

            (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

            (6) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will issued; and

            (7) that the redemption is for a sinking fund, if such is the case.

    Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 11.06  Deposit of Redemption Price.

    On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of Dollars sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 11.07  Securities Payable on Redemption Date.

    Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided however, that unless otherwise specified as contemplated in
Section 3.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

    If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, continue to accrete principal or bear interest from the Redemption Date at the rate prescribed therefor in the Securities.

SECTION 11.08  Securities Redeemed in Part.

    Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                ARTICLE TWELVE

                      DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.01  The Company's Option to Effect Defeasance or Covenant Defeasance.

    The Company may, at its option by Board Resolution, at any time, with respect to any series of Securities, elect to have either Section 12.02 or
Section 12.03 be applied to all Securities of such series Outstanding upon compliance with the conditions set forth below in this Article Twelve.

SECTION 12.02  Legal Defeasance and Discharge.

    Upon the Company's exercise under Section 12.01 of the option applicable to this Section 12.02, the Company shall be deemed to have been discharged from its obligations with respect to all Securities of such series Outstanding on the date the conditions set forth in Section 12.04 are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Securities of such series Outstanding, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 12.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Securities of such series Outstanding to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.04, 3.05, 3.08, 10.02 and 10.03 and with respect to the Trustee under Section 6.06, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and
(D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 with respect to such Securities.

SECTION 12.03  Covenant Defeasance.

    Upon the Company's exercise under Section 12.01 of the option applicable to this Section 12.03, the Company shall be released from its obligations under any covenant contained in Sections 8.01, 10.04, 11.01 and 11.02 with respect to the Securities of such series Outstanding on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter, "covenant defeasance"), and such Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any request, demand, authorization, direction, declaration, notice, consent, waiver or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Securities of such series Outstanding, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 12.04  Conditions to Legal Defeasance or Covenant Defeasance.

    The following shall be the conditions to application of either Section 12.02 or Section 12.03 to the Securities of such series Outstanding:

            (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on such Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U. S. Government Obligations to said payments with respect to such Securities. Before or after such a deposit, the Company may give to the Trustee, in accordance with Section 11.03 hereof, a notice of its election to redeem all of such Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

            (2) No Default or Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (5) and (6) of Section 5.01 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

            (3) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company is a party or by which it is bound.

            (4) In the case of an election under Section 12.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securities of such series Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

            (5) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under Section
    12.02 or the covenant defeasance under Section 12.03 (as the case may be) have been complied with.

SECTION 12.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

    Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 12.05,the "Trustee") pursuant to Section 12.04 in respect of the Securities of such series Outstanding shall be held in trust and applied by the

Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Securities of such series Outstanding.

    Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 12.06  Reinstatement.

    If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 12.05; provided, however, that no action taken in good faith by the Company after a deposit of money or U.S. Government Obligations or both pursuant to Section 12.05 and prior to the revival and reinstatement of obligations under this Indenture and the Securities pursuant to this Section 12.06 shall constitute the basis for the assertion of an Event of Default pursuant to Section 5.01; and provided further, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                               ARTICLE THIRTEEN

                                 SUBORDINATION

SECTION 13.01  Agreement of Subordination.

    The Company irrevocably covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise irrevocably covenants and agrees, that the payment of the principal of and premium, if any, and interest on the Securities is hereby expressly subordinated and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full when due of all Senior Indebtedness. The subordination described in this Article XIII is irrevocable and unconditional in all circumstances. The provisions of this
Article XIII are made for the benefit of the holders of Senior Indebtedness, and such holders shall, at any time, be entitled to enforce such provisions against the Company, the Holders of the Securities or any other Person. No holder of any Senior Indebtedness shall be deemed to owe any fiduciary duty or any other obligation to any Holder of a Security now or at any time hereafter. The Securities of any series are intended to rank pari passu with the notes issued pursuant to the Stock Purchase Agreement.

SECTION 13.02  Terms of Subordination.

    (a) In the event of (x) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relative to the Company or its creditors or its property, (y) any proceeding for voluntary liquidation, dissolution or other winding up of the Company whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors generally or any marshaling of the assets of the Company, then and in any such event:

        (i) all Senior Indebtedness (including, without limitation, interest accruing on such Senior Indebtedness after the date of filing a petition or other action commencing any such proceeding) shall first be paid in full, or have provision made for payment in full to the satisfaction of the holder of any Senior Indebtedness, in its sole discretion, before the Holders of the Securities are entitled to receive any payment on account of the principal of or premium, if any, or interest on the Securities, and

        (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, provided the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this
    Article XIII with respect to the Securities, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of Senior Indebtedness at the time outstanding), to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XIII, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and premium, if any, and interest on, the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

    (b) No payments on account of principal of or premium, if any, or interest on the Securities shall be made unless full payment of amounts then due for principal of (including, without limitation, any sinking fund payment), premium, if any, and interest on all Senior Indebtedness has been made or otherwise duly provided for to the satisfaction of each holder of any Senior Indebtedness, in its sole discretion.

    (c) In the event and during the continuation of any default or event of default in respect of any Senior Indebtedness or under any agreement under which any Senior Indebtedness was issued continuing beyond the period of grace, if any, specified in such agreement, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company and no application of funds shall be made with respect to the principal of or premium, if any, or interest on the Securities.

    (d) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article XIII with respect to the Securities, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of Senior Indebtedness at the time outstanding) shall be received by the Trustee or the Holder of any Security during the continuance of any event specified in Section 13.02(a), 13.02(b) or 13.02(c) prohibiting such payment and before all Senior Indebtedness is paid in full, or provision made for its payment to the satisfaction of each holder of any Senior Indebtedness, in its sole discretion, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over to the holders of Senior Indebtedness (or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued), upon their written request, remaining unpaid or unprovided for as provided in Section 13.02(a)(ii), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

    (e) Subject to the payment in full of all Senior Indebtedness and the irrevocable and complete termination of all commitments and obligations to issue or fund any Senior Indebtedness (and not before such time), the Holders of the Securities shall be subrogated equally and ratably with the holders of all Pari Passu Debt to all rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and premium, if any, and interest on the Securities shall be paid in full; and, for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of cash, property or securities distributable or paid over to the holders of Senior

Indebtedness under the provisions hereof to which the Holders of the Securities, holders of Pari Passu Debt, the Trustee or any trustee of Pari Passu Debt, would be entitled except for the provisions of this Article XIII shall, as between the Company, its creditors other than the holders of Senior Indebtedness, the Holder of the Securities and holders of Pari Passu Debt, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article XIII are and are intended solely for the purpose of defining the relative rights of Holders of the Securities, the holders of Pari Passu Debt and the holders of the Senior Indebtedness.

    (f) Nothing contained in this Article XIII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness (and the persons and entities committed or obligated to issue or fund any Senior Indebtedness), and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holder of the Securities, the principal of and premium, if any, and interest on the Securities, as and when the same shall become due and payable in accordance with the terms thereof, or is intended to or shall affect the relative rights of the Holders of the Securities and other creditors of the Company other than the holders of the Senior Indebtedness (and the persons and entities committed or obligated to issue or fund any Senior Indebtedness), nor shall anything in the Securities or the Indenture (other than
Section 13.07 hereof) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon the happening of any Event of Default, subject to the rights, if any, under this Article XIII of the holders of Senior Indebtedness (and the persons and entities committed or obligated to issue or fund any Senior Indebtedness) in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

    (g) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this
Article XIII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.11, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received at its Corporate Trust Office the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment in cash of the principal of, or premium, if any or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. Upon any payment or distribution of assets of the Company referred to in this Article XIII, the Trustee, subject to the provisions of
Section 6.11, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holder of any Security for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
XIII. If the Trustee or the Holder of any Security determines, in its reasonable discretion, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 13.02, the Trustee or such Holder of any Security, as the case may be, may request such person to furnish evidence to the reasonable satisfaction of the Trustee or such Holder of any Security, as the case may be, as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section 13.02, and if such evidence is not furnished, the Trustee or such Holder of any Security, as the case may be, may defer any payment to such person pending judicial determination as to the right of such person to receive such payment. The Trustee or such Holder of any Security, as the case may be, shall be entitled to rely on the delivery to it of a written notice by a person representing himself, herself or itself, to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. With respect to the holders of Senior Indebtedness, each of the Trustee and the Holders of the Securities undertakes to perform or to observe only such of its covenants and obligations as are set forth in this Article XIII, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture or the Securities against the Trustee or any Holder of any Security. The Holders of the Securities shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and in the absence of receipt of written request as provided for herein shall not be liable to any such holder if any of them shall retain or pay over to any other person, money or assets to which any holder of Senior Indebtedness shall be entitled pursuant to this Article XIII.

    (h) Without notice to or the consent of the Trustee or any Holder of any Security, the holders of the Senior Indebtedness or the Persons or entities committed or obligated to issue or fund any Senior Indebtedness may at any time and from time to time, without impairing or releasing the subordination herein made, change the manner, place or terms of payment, or change or extend the time of payment of or renew or alter the Senior Indebtedness or the commitment or obligation to issue or fund any Senior Indebtedness, or amend or supplement in any manner any instrument evidencing the Senior Indebtedness or the commitment or obligation to issue or fund any Senior Indebtedness, any agreement pursuant to which the Senior Indebtedness was issued or incurred or any instrument securing or relating to the Senior Indebtedness or the commitment or obligation to issue or fund any Senior Indebtedness; release any Person liable in any manner for the payment or collection of the Senior Indebtedness; exercise or refrain from exercising any rights in respect of the Senior Indebtedness against the Company or any other Person; apply any money or other property paid by any Person or released in any manner to the Senior Indebtedness; accept or release any security for the Senior Indebtedness; sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; or exercise or refrain from exercising any rights against the Company or any other Person; all without thereby impairing in any respect the rights of such holders of Senior Indebtedness as provided in this Article XIII.

SECTION 13.03  No Waiver or Amendment of Subordination Provision.

    (a) No right of any Person or future holder of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture or any Security, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

    (b) The provisions of Article XIII of this Indenture shall not be amended or modified in any respect without the prior written consent of each holder of Senior Indebtedness at the time of the amendment or modification.

SECTION 13.04  Payments to Holders.

    Except as provided in Section 13.02, nothing contained in this Article XIII or elsewhere in this Indenture or any Security shall affect the obligation of the Company to make, or prevent the Company from making, at any time, payments of principal of or premium, if any, or interest on the Securities.

SECTION 13.05  Authorization of Holders to Trustee to Effect Subordination.

    Each Holder of a Security, by its acceptance thereof, irrevocably authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIII and appoints the Trustee its attorney-in-fact for any and all such purposes.

SECTION 13.06  All Provisions of the Indenture Qualified by Article XIII.

    Notwithstanding anything herein contained to the contrary, all the provisions of this Indenture shall, except as otherwise provided herein, be subject to the provisions of this Article XIII, so far as the same may be applicable thereto.

SECTION 13.07  Limitation on Remedies of Holders.

    Prior to the full and final repayment of all Senior Indebtedness, neither the Holders of the Securities nor the Trustee nor any other agent or trustee acting on behalf of any Holder of a Security shall accelerate the payment obligations of the Securities or take any other remedial actions in regard hereto or thereto, notwithstanding any default by the Company hereunder, without first notifying all holders of Senior Indebtedness and obtaining their written consent. In the event such consent is given, the Holders of the Securities or the Trustee (or any other agent or trustee acting on behalf of any Holder of a Security) shall inform the holders of Senior Indebtedness of such actions as they are taken and the results thereof.

SECTION 13.08  Further Assurances.

    Each Holder of a Security, by its acceptance thereof, hereby agrees to execute, verify, deliver and file such proofs of claims, consents, assignments or waivers as are reasonably required to effectuate the provisions of this
Article XIII.

SECTION 13.09  Trustee Not Fiduciary for Holders of Senior Indebtedness.

    The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XIII or otherwise, except in the case of gross negligence or wilful misconduct on the part of the Trustee.

SECTION 13.10 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

    The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

    Nothing in this Article XIII shall apply to claims of, or payments to, the Trustee or its agent or counsel under or pursuant to Section 6.06.

SECTION 13.11  Article Applicable to Paying Agents.

    In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XIII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIII in addition to or in place of the Trustee; provided, however, that Section 13.10 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                               ARTICLE FOURTEEN

                          IMMUNITY OF INCORPORATORS,
                     STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 14.01  Liability Solely Corporate.

    No recourse shall be had for the payment of the principal of (or premium, if any) or interest on any Securities or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, or against any stockholder, officer or director, as such, past, present or future, of the Company, or of any predecessor or successor Person, either directly or through the Company or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be insured by, any such incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor Person, either directly or through the Company or any such predecessor or successor Person, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom; and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities; providing however, that nothing herein or in the Securities contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

    This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

    IN WITNESS WHERE OF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                   GROUP MAINTENANCE AMERICA CORP.



                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------


                                   STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee



                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------

                                                                       EXHIBIT A

     [If issued as a global security, insert - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE OF THE DEPOSITORY TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]


                        GROUP MAINTENANCE AMERICA CORP.

                 [___%] or [Floating Rate] Notes due _________

No. _________                                            CUSIP No.______________

     GROUP MAINTENANCE AMERICA CORP., a corporation duly organized and existing under the laws of Texas (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, the principal sum of ________________ DOLLARS ($__________) on ____________, and to pay interest thereon from _________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [If Fixed Rate, insert - semi-annually in arrears __________ and __________ in each year, commencing ___________, at the rate of ____% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ___________or ____________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.] [If Floating Rate, insert - quarterly in arrears on _________, _________, ________, and _____________, in each year, commencing
______________, at the rate per annum determined as provided herein, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date. Interest payable at maturity will be payable to the person to whom principal shall be payable.] Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such

Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose pursuant to the Indenture hereinafter referred to in the Borough of Manhattan, the City of New York, State of New York, in such immediately available funds of the United States of America as at the time of payment are legal tender for payment of public and private debts.

     Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ____________

                                    GROUP MAINTENANCE AMERICA
                                    CORP.


                                    By:
                                       -----------------------------
                                         Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________

                              STATE STREET BANK AND TRUST COMPANY,
                              as Trustee


                              By:
                                 ------------------------------
                                    Authorized Signatory

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of ______________, 1998, as supplemented from time to time (herein called the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $_____________.

     [If Floating Rate, insert - Interest will be payable quarterly on _________, ____________, ___________ and ______________, of each year (each, an
"Interest Payment Date"), commencing ______________ to the persons in whose names the Securities are registered at the close of business on the date 15 calendar days prior to such Interest Payment Date. Interest payable at maturity will be payable to the person to whom principal shall be payable. The "Interest Period" with respect to a Security is each successive period from and including an Interest Payment Date with respect to such Security to but excluding the next Interest Payment Date or the maturity date, as the case may be; provided, however, if such Interest Payment Date would not be a Business Day, then such Interest Payment Date and the first day of the next succeeding Interest Period will be the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date and the first day of the next succeeding Interest Period will be the immediately preceding Business Day. The "Interest Determination Date" for an Interest Period is two London Banking Days (as defined below) preceding the first day of such Interest Period.

     The interest rate on the Securities for any Interest Period will be effective as of the first day of such Interest Period. The interest rate on the Securities for each Interest Period will be determined on the Interest Determination Date for such Interest Period and will be a per annum rate equal to three-month U.S. dollar LIBOR (determined as set forth below) plus ___%. Interest will be computed on the basis of a 360-day year and the actual number of days in the applicable Interest Period.

     LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars for a three-month period on the second London Banking Day immediately following that Interest Determination Date that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m. (London time) on that Interest Determination Date. If such rate does not appear on Telerate Page 3750 on such Interest Determination Date, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time, are offered to prime banks in the

London interbank market by four major banks in the London interbank market selected by the Calculation Agent (as defined below), after consultation with the Company, at approximately 11:00 a.m., London time, on that Interest Determination Date.

     The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., New York City time, on that Interest Determination Date for loans in U.S. dollars to leading European banks for a three-month period commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for the applicable period will be the same as LIBOR for the preceding Interest Period on such Interest Determination Date.

     As used herein:

     "Business Day" means any day which is not a Saturday or Sunday and which is not a legal holiday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed that is also a London Banking Day.

     "Calculation Agent" means ___________, the Trustee named in the Indenture, or such other entity as may be selected from time to time by the Company to perform the functions of the Calculation Agent set forth herein.

     "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "Telerate Page 3750" means the display designated on "Page 3750" on the Dow Jones Markets Limited (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollars deposits).

     All percentages resulting from any calculations of any interest rate for the Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

     The Calculation Agent will, upon the request of the Holder of any Security, provide the interest rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of the Securities.]

     The Company retains the right to set-off any amounts owed to it pursuant to the agreement pursuant to which an Acquisition is made against amounts owed to it by the Holder and payee hereof, including, without limitation, in connection with (i) post-closing adjustments to the purchase price, if any, paid by the Company to the Holder and payee pursuant to such agreement and certain expenses related thereto, (ii) at the Company's election, obligations to the Holder and payee under certain circumstances to purchase uncollected accounts receivable and retainages, and (iii) indemnification obligations of the Holder and payee owed to the Company.

     The Securities of this series shall not be subject to a sinking fund requirement.

     The Securities of the series may be prepaid at any time, in whole or in part, without penalty, at the option of the Company.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the unpaid principal of the Securities of this series may, subject to the requirements of the Indenture for giving notice to and receiving consent of holders of the Company's Senior Indebtedness, be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of all Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer herefor or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than

25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request, and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations shall not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (or premium, if any) or interest on this Security on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the right of the Holders, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except for Section 114 of the Indenture (which limits interest to the maximum amount permissible by law), the provisions of which are incorporated herein by reference.

     This Security may not be transferred except upon the written consent of the Company or to the spouse or lineal descendants of the Holder hereof upon the death of such Holder. In such case, as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series, and of like tenor, of authorized denominations and for the same aggregate unpaid principal amount, shall be issued to the designated transferee or transferees.

     No service charge shall be made for any such exchange or registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holder hereof. No representation is made as to the accuracy of such number and reliance may be placed only on the other identifying information printed hereon.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                ASSIGNMENT FORM

      (IF ALLOWED BY THE COMPANY PURSUANT TO THE TERMS OF THE INDENTURE)

     I or we assign and transfer this Security to
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)


______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ______________________________________________________
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:__________________             Signed:__________________________________
                                     (Sign exactly as name appears above or on the other side of this Security)



Signature Guarantee:_______________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)